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                                                                    EXHIBIT 23.1


                        ELLIOTT, DAVIS & COMPANY, L.L.C.
                          Certified Public Accountants







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





         We hereby consent to the incorporation by reference of our report dated July 8, 1999, relating to the financial statements of Greenville First Bancshares, Inc. in Amendment No. 1 to the Registration statement of Form SB-2 and Prospectus, and to the reference to our firm therein under the caption "Experts."





                                         /s/ Elliott, Davis & Company, L.L.P.
                                         ------------------------------------
                                             ELLIOTT, DAVIS & COMPANY, L.L.P.




Greenville, South Carolina
September 22, 1999



















               INTERNATIONALLY - MOORE STEPHENS ELLIOTT DAVIS, LLC
                 870 S. PLEASANTBURG DRIVE POST OFFICE BOX 6258
                      GREENVILLE, SOUTH CAROLINA 29606-6286
                 TELEPHONE (864) 242-3370 TELEFAX (864) 232-7161